UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  09/18/2018

NATURAL ALTERNATIVES INTERNATIONAL, INC.

(Exact name of registrant as specified in its charter)

Commission File Number:  000-15701

Delaware	84-1007839
(State or other jurisdiction of	(IRS Employer
incorporation)	Identification No.)

1535 Faraday Avenue, Carlsbad, CA 92008

(Address of principal executive offices, including zip code)

760-736-7700

(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ]   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[  ]   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[  ]   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 or Rule 12b-2 of the Securities Exchange Act of 1934.

Emerging growth company  [  ]

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  [  ]

Item 5.02.     Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

On September 18, 2018, the Amended and Restated Employment Agreement dated October 1, 2015, by and between Natural Alternatives International, Inc., a Delaware corporation ("NAI"), and Mark A. LeDoux, NAI's Chief Executive Officer, was amended to reflect an increase in Mr. LeDoux's annual base salary in the amount of $25,000 commencing as of the beginning of the current fiscal year. Effective July 1, 2018, Mr. LeDoux's annual base salary is $425,000.

Also, on September 18, 2018, the Amended and Restated Employment Agreement dated October 1, 2015, by and between NAI and Kenneth E. Wolf, NAI's President, Chief Operating Officer, and Secretary, was amended to reflect an increase in Mr. Wolf's annual base salary in the amount of $25,000 commencing as of the beginning of the current fiscal year. Effective July 1, 2018, Mr. Wolf's annual base salary is $400,000.

Also, on September 18, 2018, the Employment Agreement dated October 1, 2015, as most recently amended September 1, 2016, by and between NAI and Michael E. Fortin, NAI’s Chief Financial Officer, was amended to reflect an increase in Mr. Fortin’s annual base salary in the amount of $25,000 commencing as of the beginning of the current fiscal year. Effective July 1, 2018, Mr. Fortin’s annual base salary is $225,000.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NATURAL ALTERNATIVES INTERNATIONAL, INC.

Date: September 20, 2018	By:	/s/ Ken Wolf
Ken Wolf
President